KAVILCO INCORPORATED

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8–K

NEW AUDITOR APPROVAL

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 20, 2023

KAVILCO INCORPORATED

(Exact Name of Registrant as Specified in Charter)

After the resignation of the Independent Auditors BDO, the Board of Directors of Kavilco Incorporated led an extensive search for a new independent auditor to perform audit and tax work for the December 31, 2022 financial statements.

Kavilco Incorporated (the Company) received a proposal from SS Accounting and Auditing to conduct the 2022 audit of the company’s financial statements. The accounting firm’s proposal was included in the company’s proxy and ballot for a vote by the shareholders. On November 8, 2022, four days prior to the annual meeting, SS Accounting informed the Chief Financial that, due to staff difficulties, they could not perform the annual audit.

At the November 10, 2022 board meeting The board decided to hold a separate vote and send a ballot to voting shareholders once a new accounting firm was found by the CFO. Fortune CPA submitted a proposal that was forwarded to the board. The board approved the proposal, and the company issued a ballot for shareholder vote. The returns were reviewed at the January 13, 2023 board meeting and by unanimous votes the shareholders approved Fortune CPA to conduct the 2022 audit of the Company’s financial statements. Also, at this meeting, the board, by resolution, approved Fortune CPA Inc. as the independent accountants for the Company.

Please note that Public Law 100 241 Feb.3, 1988; Securities Laws Exemption Sec. 14. Section 28 (43 U.S.C. 1625) reads "Sec. 28. (a) A Native Corporation shall be exempt from the provisions, as amended, of the Investment Company Act of 1940 (54 Stat. 789), the Securities Act of 1933 (48 Stat. 74) and the Securities Exchange Act of 1934 (48 Stat. 881)... ", and under the same section, a Native Corporation could voluntarily register under the Investment Company Act of 1940.

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kavilco Incorporated

Date: January 20, 2023	By: /s/ Louis L. Jones, Sr Louis L. Jones, Sr President